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                                                                    Exhibit 99.3
                                                                    ------------

                               FUTURETENSE, INC.

Proxy for the Special Meeting of Stockholders to be held on ______________ 1999

     The undersigned, having received notice of the Special Meeting of Stockholders of FutureTense, Inc. (the "Company") and revoking all prior proxies, hereby appoints Ronald Matros and Paul Hallee and each of them, attorneys of the undersigned (with full power of substitution in them and each of them) for and in the name of the undersigned to attend the Special Meeting of Stockholders at Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA 02110, at 10:00 a.m., Boston time on _________, ________,
1999, and any adjournments of that meeting, and there to vote and act upon the following matters in respect of all shares of stock of the Company of each and every class which the undersigned is entitled to vote or act upon, with all powers the undersigned would possess if personally present:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND
                                  ---
3 AND DISCRETION TO VOTE FOR OR AGAINST ANY PROPOSALS UNDER ITEM 3 IS HEREBY GRANTED.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SET FORTH IN ITEMS 1.

     1. To approve and adopt the agreement and plan of merger dated as of July 14, 1999 among Open Market, Inc., OM/SA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Open Market, and the Company, which will result in the Company becoming a wholly-owned subsidiary of Open Market.

        [_]  FOR                [_]  AGAINST            [_]  ABSTAIN


     2. To approve the appointment of Jarrett Collins, currently a director of the Company, as the indemnification representative (and the appointment of Barry Fidelman in the event Mr. Collins is unable to continue as the indemnification representative) to act on behalf of the Company stockholders in connection with the merger and the escrow agreement referred to in the merger agreement.

        [_]  FOR                [_]  AGAINST            [_]  ABSTAIN


     3. Upon, or with regard to, any other matters which may properly come before the meeting or any adjournments thereof.


                                   * * * * *

Unless otherwise expressly provided hereon, this proxy shall be deemed to apply to shares of each class and series which the undersigned has the right to vote and shall be voted either as a separate class or series and/or with all other classes or series of capital stock of the Company as provided for by the Company's Certificate of Amendment of Certificate of Incorporation.

     Attendance of the undersigned at the meeting or any adjournment of that meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote his shares in person. If the undersigned holds any of the shares of the Company in a joint capacity, this proxy is signed by the undersigned in such capacity, as well as individually.

Dated:  __________ __, 1999   ________________________________________________

                              ________________________________________________
                              Signature(s)
                              ________________________________________________

                              ________________________________________________
                              Please print name(s) exactly as appearing on stock certificate. Joint owners should each sign personally